UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2008

Lumera Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50862	91-2011728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19910 North Creek Parkway, Bothell, Washington 98011

  (Address of principal executive offices)   (Zip code)

Registrant's telephone number, including area code: (425) 415-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01. Entry into a Material Definitive Agreement.

On March 27, 2008, Lumera Corporation (“Lumera”) and GigOptix, LLC (“GigOptix”) announced that they have signed a definitive agreement to merge the two companies. A copy of the press release is attached hereto as Exhibit 99.1.

Merger Agreement

Lumera, GigOptix, Galileo Merger Holdings, Inc. (“Holdings”), a direct wholly-owned subsidiary of Lumera, Merger Sub L, Inc., a direct wholly-owned subsidiary of Holdings (“Merger Sub L”), and Merger Sub G, LLC, a direct wholly-owned subsidiary of Holdings (“Merger Sub G”), entered into an Agreement and Plan of Merger, dated as of March 27, 2008 (the “Merger Agreement”), pursuant to which Merger Sub L would merge with and into Lumera (the “Lumera Merger”), with Lumera surviving as a direct wholly-owned subsidiary of Holdings, and pursuant to which Merger Sub G would merge with and into GigOptix (the “GigOptix Merger” and, together with the Lumera Merger, the “Mergers”), with GigOptix surviving as a wholly-owned subsidiary of Holdings. On or prior to completion of the Mergers, Holdings will be renamed GigOptix, Inc. and will be the continuing public company successor to Lumera. The merger shall be treated as a tax free reorganization.

Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the boards of directors of Lumera and GigOptix, upon the completion of the Lumera Merger, each share of Lumera common stock will be automatically converted into and become the right to receive 0.25 shares of Holdings common stock (the "Lumera Exchange Ratio") (subject to possible adjustment as provided in the Merger Agreement), except that each share of Lumera Common Stock that is owned by Lumera, GigOptix or Holdings shall automatically be canceled, and no consideration will be delivered in exchange therefor. Lumera stock options and other equity awards will generally convert upon completion of the Lumera Merger into stock options and equity awards with respect to Holdings common stock, after giving effect to the Lumera Exchange Ratio. Upon the completion of the GigOptix Merger, each share of GigOptix common stock will be automatically converted into and become the right to receive right to receive (i) a number of shares of Holdings common stock equal to the quotient obtained by dividing (x) the aggregate number of shares of Holdings common stock issued to Lumera stockholders in exchange for Lumera common stock by (y) the aggregate number of GigOptix membership units outstanding plus GigOptix membership units issuable upon exercise of GigOptix options (the "GigOptix Exchange Ratio") and (ii) Holdings common stock warrants to be issued in several tranches with exercise prices determined by reference to the exercise prices of outstanding Lumera stock options and Lumera common stock warrants, except that each GigOptix membership unit that is owned by Lumera, GigOptix or Holdings will automatically be canceled, and no consideration will be delivered in exchange therefor. GigOptix stock options and other equity awards will generally convert upon completion of the GigOptix Merger into stock options and equity awards with respect to Holdings common stock, after giving effect to the GigOptix Exchange Ratio.

Upon closing, taking into account outstanding rights to acquire shares of Holdings common stock in the future, existing holders of Lumera securities will own approximately 50%, and existing holders of GigOptix securities will own approximately 50%, of Holdings’ outstanding securities. Application will be made for the Holdings common stock to be listed on the NASDAQ Global Market under the ticker “GIGX” upon completion of the Mergers.

The Merger Agreement contains customary representations, warranties and covenants of Lumera and GigOptix, including, among others, covenants (i) to conduct their respective businesses in the ordinary course during the interim period between the execution of the Merger Agreement and consummation of the Mergers and (ii) not to engage in certain kinds of transactions during such period. The board of directors of each company has adopted a resolution recommending adoption of the Merger Agreement and approval of the transactions contemplated thereby by its respective stockholders, and each party has agreed to hold a stockholder meeting to put these matters before their stockholders for their consideration. Each party has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions in the case of Lumera, enter into discussions or an agreement concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.

Consummation of the Mergers is subject to customary conditions, including (i) requisite approvals of the Lumera stockholders and (ii) the absence of any law or order prohibiting the closing. Consummation of the Mergers is also subject to (i) the effectiveness of the Form S-4 registering Holdings common stock issued to Lumera stockholders in the Lumera Merger, (ii) the listing of Holdings common stock on the NASDAQ Global Market and (iii) Lumera's sale, disposition or winding up of Lumera's Plexera business division. Lumera's obligation to effect the Lumera Merger is subject to certain conditions including: (i) GigOptix's representations and warranties being true and correct as of the closing of the Lumera Merger, (ii) obtaining lock-up agreements related to the Holdings common stock issued in the GigOptix Merger to Dr. Avi Katz and GigOptix's sole member, (iii) the non-payment of certain GigOptix parent company indebtedness and (iv) there not having been a material adverse effect on GigOptix. GigOptix's obligation to effect the GigOptix Merger is subject to certain conditions including: (i) Lumera's representations and warranties being true and correct as of the closing of the GigOptix Merger, (ii) Lumera having net working capital of at least $6 million as of the closing date, subject to reduction if the closing date occurs after June 30, 2008, and (iii) there not having been a material adverse effect on Lumera.

The Merger Agreement contains certain termination rights for both Lumera and GigOptix and further provides that, upon termination of the Merger Agreement under specified circumstances, Lumera may be required to pay GigOptix a termination fee of $1,000,000.

Under the Merger Agreement, upon completion of the Mergers, Dr. Avi Katz, Chief Executive Officer of GigOptix, will become Chairman of the Board and Chief Executive Officer of Holdings, Michael Foreman, Chief Financial Officer of GigOptix, will become Chief Financial Officer of Holdings, Andrea Betti-Berutto, Chief Technology Officer of GigOptix, will become Chief Technology Officer of Holdings and Peter Biere, Chief Financial Officer of Lumera, will become General Manager Lumera Division of Holdings. Holdings’ initial Board of Directors will be comprised of seven members, including Dr. Avi Katz, Kimerly D.C. Trapp, two directors designated by GigOptix, two directors designated by Lumera and one director to be designated by Holdings’ board of directors with the consent of at least one member designated by Lumera.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms and contains representations and warranties of each of Lumera and GigOptix. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Investors should read the Merger Agreement together with the other information concerning Lumera that Lumera publicly files in reports and statements with the Securities and Exchange Commission.

Forward-Looking Statements

Information set forth in this current report on Form 8-K contains forward-looking statements, which involve a number of risks and uncertainties. Lumera cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Lumera and GigOptix, including future financial and operating results, Holdings’ plans, objectives, expectations and intentions and other statements that are not historical facts.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Lumera’s filings with the Securities and Exchange Commission. These include risks and uncertainties relating to: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; the need to develop new products and adapt to significant technological change; implementation of strategies for improving internal growth; realization of potential future savings from new productivity initiatives; dependence on customers that operate in cyclical industries; general worldwide economic conditions and related uncertainties; and the effect of changes in governmental regulations. Lumera undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

Holdings intends to file with the Securities and Exchange Commission a registration statement and other relevant documents in connection with the proposed Merger. Investors and security holders of Lumera are urged to read the proxy statement that will be contained in the registration statement filed by Holdings and the other relevant documents when they become available because they will contain important information about Holdings, GigOptix and Lumera and the proposed merger transaction. Investors and security holders of Lumera may obtain free copies of the proxy statement and the other relevant documents filed with the Securities and Exchange Commission (when they become available) at the Securities and Exchange Commission’s website at http://www.sec.gov and may also obtain free copies of the proxy statement (when it becomes available) by writing to Lumera Corporation, 19910 North Creek Parkway, Bothell, WA 98011-3008, Attention: Investor Relations or by telephoning us at (425) 415-6847. Information regarding the identity of persons who may, under the Securities and Exchange Commission’s rules, be deemed to be participants in the solicitation of stockholders of Lumera in connection with the proposed transactions, and their interests in the solicitation, will be set forth in the proxy statement that will be filed by Lumera with the Securities and Exchange Commission and contained in the registration statement that will be filed by Holdings with the Securities and Exchange Commission.

The press release attached as Exhibit 99.1 hereto shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

ITEM 8.01. Other Events.

In conjunction with the merger of Lumera with GigOptix, Lumera will cease investing in Plexera Bioscience LLC (“Plexera”), Lumera's life science tools subsidiary. Day to day operations in Plexera have been discontinued and the employees associated with Plexera have been terminated. A number of Plexera employees have been paid severance in connection with their termination. Lumera is seeking to sell the Plexera assets, but has no definitive sale agreements relating to the Plexera assets in place at this time.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger by and among Lumera Corporation, GigOptix LLC, Galileo Merger Holdings, Inc., Galileo Merger Sub L, Inc. and Galileo Merger Sub G, LLC dated as of March 27, 2008
99.1	Press Release issued by Lumera on March 27, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMERA CORPORATION

By:	/s/ Peter J. Biere
Name: Peter J. Biere
Title: Chief Financial Officer and Treasurer

Date: March 31, 2008

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among Lumera Corporation, GigOptix LLC, Galileo Merger Holdings, Inc., Galileo Merger Sub L, Inc. and Galileo Merger Sub G, LLC dated as of March 27, 2008
99.1	Press Release issued by Lumera on March 27, 2008